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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 22, 2003



                              HALSEY DRUG CO., INC.



               695 NORTH PERRYVILLE ROAD, ROCKFORD, ILLINOIS 61107


                                 (815-399-2060)




Incorporated under the laws of      Commission File Number              I.R.S. Employer Identification Number
       State of New York                  1-10113                                 11-0853640






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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURES.

     On May 22, 2003, Halsey Drug Co., Inc. (the "Company") issued a press release indicating that Mr. Jerry Karabelas, a Director of the Company since 2002, has been appointed Chairman of the Board of Directors of the Company. In this capacity, Mr. Karabelas will oversee the overall strategy and direction of the Company. Mr. Karabelas replaces Michael K. Reicher who is retiring from the Company and will assist in the transition. The Company will begin a search immediately to find a new Chief Executive Officer.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C)      EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION

99.1 Press Release of Halsey Drug Co., Inc. dated May 22, 2003 announcing the appointment of Jerry Karabelas as Chairman of the Board of Directors of the Company and the retirement of Michael Reicher as Chairman and Chief Executive Officer.


ITEM 9.  REGULATION FD DISCLOSURE.

         The Registrant is furnishing under Item 9 of this Current Report on Form 8-K:

     (i) Exhibit 99.1 consisting of a copy of the press release issued on May 22, 2003 announcing the appointment of Jerry Karabelas as Chairman of the Board of Directors of the Company and the retirement of Michael Reicher as Chairman and Chief Executive Officer.


     The statements in this Current Report on Form 8-K, including the exhibits, contain forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risk and uncertainties which may affect the Registrant's business prospects, including, economic, competitive, governmental, technological and other factors discussed in filings with the Securities and Exchange Commission.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       HALSEY DRUG CO., INC.


                                       By:  /s/  Peter A. Clemens
                                       -----------------------------------
                                       Peter A. Clemens
                                       Vice President & Chief Financial Officer

Date:    May 22, 2003



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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION

 99.1 Press Release of Halsey Drug Co., Inc. dated May 22, 2003 announcing appointment of Jerry Karabelas as Chairman of the Board of Directors of the Company and the retirement of Michael Reicher as Chairman and Chief Executive Officer.



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